UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On November 6, 2009, Pharmacopeia, LLC (“Pharmacopeia”), a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated (together with Pharmacopeia, the “Company” or “Ligand”) provided notice to Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), that pursuant to the terms of the license agreement dated October 11, 2007 (the “License Agreement”) between BMS and Pharmacopeia Drug Discovery (now Pharmacopeia, LLC), Ligand is exercising its right to terminate the License Agreement without cause, effective three months following the date of delivery of written notice of such termination (or February 9, 2010).

Under the terms of the License Agreement, BMS provided the Company exclusive worldwide development and commercialization rights to a selective androgen receptor modulator, or SARM, program. There is no financial penalty for the Company associated with the termination of the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: November 9, 2009	By:	/S/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary